Exhibit 99.1

Rekor Announces $10 Million Registered Direct Offering Priced At-the-Market    Under Nasdaq Rules

COLUMBIA, MD – March 24, 2023 – Rekor Systems, Inc., (NASDAQ: REKR) (“Rekor” or “the Company”), a global AI technology company with a mission to provide insights that build safer, smarter, and more efficient cities around the world through intelligent infrastructure, today announced that it has entered into a definitive agreement for the issuance and sale in a registered direct offering priced at-the-market under Nasdaq rules of an aggregate of 6,872,853 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 6,872,853 shares of common stock, at an effective combined purchase price of $1.455 per share (or common stock equivalent) and associated warrant. The warrants will be exercisable immediately upon issuance at an exercise price of $1.60 per share and will expire five years following the issuance date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Rekor from this offering are expected to be approximately $10 million before deducting the placement agent’s fees and other offering expenses payable by Rekor. Rekor intends to use the net proceeds from the offering for general working capital purposes and working capital. The offering is expected to close on or about March 28, 2023, subject to the satisfaction of customary closing conditions.

The securities described above are being offered by Rekor pursuant to a shelf registration statement (Registration No. 333-259447) originally filed with the Securities and Exchange Commission (“SEC”) on September 9, 2021, and that became effective on September 23, 2021. The offering is being made only by means of a prospectus supplement and accompanying prospectus that forms a part of the registration statement. A prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC and, when available, may be obtained for free on the SEC’s website located at http://www.sec.gov. When available, electronic copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by telephone at (212) 856-5711, or by email to placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and greener. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor’s core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com